Exhibit 99.1

NeuBase Therapeutics Appoints Todd P. Branning Chief Financial Officer

PITTSBURGH and CAMBRIDGE, Mass., Jan. 10, 2022 -- NeuBase Therapeutics, Inc. (Nasdaq: NBSE) ("NeuBase" or the "Company"), a biotechnology platform company Drugging the Genome™ to address disease at the base level using a new class of precision genetic medicines, announced today the appointment of Todd P. Branning as Chief Financial Officer (CFO). Mr. Branning has more than 25 years of experience leading corporate finance and accounting, tax, financial planning and analysis, and investor relations for several publicly traded pharmaceutical companies.

"Todd brings the highest level of sophistication in finance to NeuBase" said Dietrich A. Stephan, Ph.D., Founder, CEO and Chairman of NeuBase. “We are a truly unique genetic medicines platform company with a technology that is specifically designed to directly and precisely drug the double-helix of the human genome and a new therapeutic modality to address root causality across rare and common diseases. Enlightened leadership, creativity, and clarity of thought are essential in developing any new transformational solution. Thus, I am delighted to welcome Todd to the executive team as we begin our next phase of growth with the filing of our first INDs and scaling our therapeutic pipeline.”

“NeuBase has the potential to transform and consolidate the pharmaceutical industry as we know it by bringing forward a ‘final generation’ of genetic medicines in a scalable manner,” said Mr. Branning. “I am excited to join NeuBase at this important time in the Company’s growth and contribute my expertise to realize the enormous potential of its platform to treat a wide range of diseases affecting millions of patients that currently have limited or no therapeutic options.”

Prior to joining NeuBase, Mr. Branning was CFO of Phathom Pharmaceuticals, Inc., a publicly traded late clinical-stage biopharmaceutical company. Before that, he was Senior Vice President, CFO of Amneal Pharmaceuticals, Inc., a publicly traded pharmaceutical company, where he helped to build, leverage, and optimize infrastructure following the completion of a transformational merger. Prior to joining Amneal, he was Senior Vice President, CFO of the global generic medicines division at Teva Pharmaceutical Industries Ltd., a multinational generic pharmaceuticals company, where he led the finance function and served on the leadership team responsible for managing the day-to-day operations of Teva's largest multi-billion- dollar commercial unit. Mr. Branning has also held financial leadership roles at Allergan plc, PricewaterhouseCoopers LLP, PPG Industries, Inc., and Merck & Co., Inc. Mr. Branning received his BBA from the University of Miami and MBA from Carnegie Mellon University. Mr. Branning is also a Certified Public Accountant and has completed a CFO certification program at The Wharton School at the University of Pennsylvania.

About NeuBase Therapeutics

NeuBase is accelerating the genetic revolution by developing a new class of precision genetic medicines that Drug the Genome™. The Company’s therapies are built on a proprietary platform called PATrOL™ that encompasses a novel peptide-nucleic acid antisense oligonucleotide technology combined with novel delivery shuttles that overcome many of the hurdles to selective mutation engagement, repeat dosing, and systemic delivery of genetic medicines. With an initial focus on silencing disease-causing mutations in debilitating neurological, neuromuscular, and oncologic disorders, NeuBase is committed to redefining medicine for the millions of patients with both common and rare conditions, who currently have limited to no treatment options. To learn more, visit www.neubasetherapeutics.com.

Use of Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements are distinguished by use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. These forward-looking statements include, among others, those related to the Company’s new class of precision genetic medicines and technologies, the Company’s prospects and the Company’s plan to file its first INDs, scale its therapeutic pipeline and democratize therapeutics over the next decade and beyond. These views involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. Our forward-looking statements contained herein speak only as of the date of this press release. Factors or events that we cannot predict, including those risk factors contained in our filings with the U.S. Securities and Exchange Commission, may cause our actual results to differ from those expressed in forward-looking statements. The Company may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on the Company's current expectations, they are subject to various risks and uncertainties, and actual results, performance or achievements of the Company could differ materially from those described in or implied by the statements in this press release, including: the Company's plans to develop and commercialize its product candidates; the timing of initiation of the Company's planned clinical trials; the risks that prior data will not be replicated in future studies; the timing of any planned investigational new drug application or new drug application; the Company's plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of the Company's product candidates; the Company's commercialization, marketing and manufacturing capabilities and strategy; global health conditions, including the impact of COVID-19; the Company's ability to protect its intellectual property position; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all, as well as those risk factors contained in our filings with the U.S. Securities and Exchange Commission. Except as otherwise required by law, the Company disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Source: NeuBase Therapeutics, Inc.

NeuBase Investor Contact:

Dan Ferry

Managing Director

LifeSci Advisors, LLC

daniel@lifesciadvisors.com

OP: (617) 430-7576

NeuBase Media Contact:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

(858) 344-8091

jessica@litldog.com